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                                                                    EXHIBIT 16.1



                       [LETTERHEAD OF GRANT THORNTON LLP]




April 24, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549



Re:   Vestin Fund I, LLC
      File No. 333-32800


Commissioners:

We have read Item 4 of Form 8-K of Vestin Fund I, LLC, dated April 24, 2002, and agree with the statements concerning our Firm contained therein.



Very truly yours,



/s/ GRANT THORNTON LLP
---------------------------
Grant Thornton LLP